Exhibit 8.1

TROUTMAN SANDERS LLP Attorneys at Law 875 Third Avenue New York, New York 10022 212.704.6000 telephone troutmansanders.com

November 25, 2015

Fidelity Southern Corporation

3940 Piedmont Road, Suite 1550

Atlanta, Georgia 30305

Re:	Fidelity Southern Corporation/American Enterprise Bankshares, Inc. Merger

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Fidelity Southern Corporation, a Georgia corporation (“Fidelity”), in connection with the proposed merger (the “Merger”) of American Enterprise Bankshares, Inc., a Florida corporation (“AEB”) with and into Fidelity, in accordance with the applicable provisions of the Georgia Business Corporation Code and the Florida Business Corporation Act and pursuant to the Agreement and Plan of Merger, dated as of October 26, 2015, as such agreement may be modified from time to time (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by Fidelity and AEB, including factual statements and representations set forth in the letters dated the date hereof from officers of Fidelity and AEB delivered to us (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (ii) the statements concerning the transactions contemplated by the Agreement and the parties referred to in the Agreement, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) in each case as if made without such qualification, and (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Atlanta BEIJING Chicago Hong Kong New York Norfolk Orange County Portland

Raleigh Richmond San Diego Shanghai Tysons Corner Virginia Beach Washington, DC

November 25, 2015

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, Internal Revenue Service pronouncements and judicial decisions, all as in effect on the date hereof. These authorities are subject to change and any such change may be applied retroactively, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below.

Based upon and subject to the foregoing, we hereby confirm to you that, subject to the limitations, qualifications, exceptions and assumptions set forth herein and therein, (i) it is our opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the discussion in the section of the Registration Statement entitled “MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND OPINION OF TAX COUNSEL”, to the extent that such discussion relates to matters of U.S. federal income tax law, is accurate in all material respects.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit [ ] to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP